UNITED STATES
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SCHEDULE 14A
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Investor Presentation January 2010

Forward Looking Statements, Risk Factors & Non-GAAP This presentation contains forward-looking statements about AMICAS and the proposed transaction. Such forward-looking statements are subject to the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by these forward-looking statements as a result of various important factors, including those discussed in our proxy statement relating to the proposed transaction, as well as in our other filings with the SEC, including our most recent Forms 10-Q and 10-K. Certain financial measures in this presentation are considered non-GAAP under SEC Regulation G. For reconciliation of each non-GAAP financial measure to the most directly comparable GAAP financial measure, please refer to the information in our press releases and in our SEC filings.

Information Regarding the Solicitation of Proxies In connection with the proposed transaction, AMICAS has filed a proxy statement and relevant documents concerning the proposed transaction with the SEC. Shareholders of AMICAS are urged to read the proxy statement and other relevant materials because they contain important information about AMICAS and the proposed transaction. Shareholders may obtain a free copy of the proxy statement and any other relevant documents filed by AMICAS with the SEC at the SEC's web site at http://www.sec.gov. In addition, shareholders may obtain free copies of the documents filed with the SEC by AMICAS by contacting AMICAS Investor Relations at colleen.mccormick@amicas.com or via telephone at 617-779-7892. AMICAS and its directors and certain executive officers may be deemed to be participants in the solicitation of proxies from AMICAS shareholders in respect of the proposed transaction. Information about the directors and executive officers of AMICAS and their respective interests in AMICAS by security holdings or otherwise is set forth in its proxy statements and Annual Reports on Form 10-K, previously filed with the SEC. Investors may obtain additional information regarding the interest of the participants by reading the proxy statement regarding the acquisition. Each of these documents is available free-of-charge at the SEC's web site at http://www.sec.gov and at the AMICAS Investor Relations web site at http://www.amicas.com/investorrelations/.

AMICAS®

Company Overview

AMICAS is the #1 independent provider of health care image and information management solutions.

- 30 years focused on image and information management solutions
- 2003 acquisition of AMICAS provided platform of imaging solutions for small to mid-sized hospitals and ambulatory practices
- 2009 acquisition of Emageon added industry leading cardiology and enterprise content management solutions
- More than1,000 customers; hospitals, IDNs, radiology/cardiology groups, imaging centers, revenue cycle companies, and multi-specialty groups
- More than $100 million in annual revenue and substantial recurring revenue; strong balance sheet with no debt
- ~400 employees dedicated to image and information system automation
- Significant investments in R&D
- Culture of innovation and customer success

©2010 AMICAS, Inc. Boston, MA 4

AMICAS®

Transaction Overview

Price / Share	• $5.35 cash offer per share of outstanding AMICAS common stock				
Acquiror	• Thoma Bravo is a San Francisco, CA and Chicago, IL based private equity firm focusing on the technology industry with $2.5 billion of capital under management. Over the past five years, Thoma Bravo has completed 50 software company acquisitions representing aggregate enterprise value of nearly $4.0 billion				
Financing	• Fully financed cash offer with no financing contingency • TB acting as guarantor entity and will fully "back-stop" if financing sources do not materialize • Specific performance ensures transaction certainty				
Equity Value (1)	• $216.9 million				
Enterprise Value (2)	• $186.0 million				
Transaction Multiples (3)	• Enterprise value / revenue :	1.9x	CY2009	1.6x	CY2010
	• Enterprise value / EBITDA:	14.0x	CY2009	9.0x	CY2010
	• Price / earnings:	35.7x	CY2009	20.6x	CY2010

(1) Based on 36,211,373 common shares outstanding, dilutive impact of options of 4,243,330 calculated using the treasury stock method, and 85,914 shares under the Employee Stock Purchase Plan, as of December 24, 2009.
(2) Net cash adjusted to reflect the amount by which the deferred revenue liability exceeds accounts receivable (i.e., estimated portion of the deferred revenue liability for which the Company has received payment); based on CY2009 Q3 10-Q.
(3) Based on projected revenue and EBITDA per management guidance and EPS per consensus estimates calculated on a fully-taxed basis.

©2010 AMICAS, Inc. Boston, MA 5

AMICAS®

Board Recommendation

The Board of Directors believes that a sale to Thoma Bravo at $5.35 per share in cash maximizes value for shareholders.

- Offers stockholders immediate and certain value in a volatile market and at an attractive valuation
- Thoma Bravo's guarantee of the full value of the transaction with no third-party financing risk, combined with specific performance, creates certainty
- Premiums prior to announcement of approximately:
  - 24% to AMICAS' 30-day average closing price
  - 38% to AMICAS' 90-day average closing price
  - 254% to AMICAS' 52 week low average closing price
- Volatile economic conditions combined with the likelihood of another reimbursement reduction creates uncertain conditions within AMICAS' market
- 45-day go-shop period concludes February 7, 2010

©2010 AMICAS, Inc. Boston, MA 6

AMICAS®

Advantageous Time to Consider Sale

Recent trends create an advantageous time for shareholders to capture an attractive premium on top of twelve-month price appreciation.

- The health care information technology sector as a whole is trading at record levels; federal stimulus initiatives have provided a substantial boost to sector valuations over the last 12 months
- Emageon acquisition (April '09 ~$20M EV) resulted in AMICAS' revenue growth; instrumental in negotiating the $5.35/share all cash offer
- Premium valuation to comparable group
- AMICAS was trading near its three-year high the day prior to announcement; $4.71 was reached on December 7, 2009
- The $5.35 per share offer represents a 254.3% premium to the AMICAS 52-week low of $1.51 on February 3, 2009
- Transaction provides immediate liquidity for long term shareholders in a micro cap stock

©2010 AMICAS, Inc. Boston, MA 7

AMICAS: One Year Price Chart Transaction Price per Share: $5.35 Stock Price Closing price: $4.38 On 12/23/2009 22.1% premium 52-week low (1): $1.51 on 2/3/09 254.3% premium LOI signing: $3.32 on 11/3/09 61.1% premium 52-week high (1): $4.71 on 12/7/09 13.6% premium (1) High and low prices exclude period after Thoma Bravo transaction announcement.

AMICAS: Three Year Price Chart Transaction Price per Share: $5.35 Stock Price Closing price: $4.42 On 12/24/2009 21.0% premium 3-year low, excluding period post- TB transaction announcement: $1.32 on 11/24/09 305.3% premium 3-year high, excluding period post-TB transaction announcement: $4.71 on 12/7/09 13.6% premium

Select Public Company Comparables The Thoma Bravo transaction implies valuation multiples higher than those of select health care image and information management companies (Merge Healthcare, Nighthawk Radiology, Virtual Radiologic, and Vital Images). Merger Consideration Mean Median Enterprise value / revenue: CY2009 1.9x 1.6x 1.2x CY2010 1.6x 1.4x 1.1x Enterprise value / EBITDA: CY2009 14.0x 12.1x 8.5x CY2010 9.0x 7.8x 6.3x Price / EPS: CY2009 35.7x 13.6x 16.2x CY2010 20.6x 10.9x 10.0x Enterprise value / revenue: CY2009 $ 5.35 $ 4.68 $ 3.76 CY2010 $ 5.35 $ 4.92 $ 4.19 Enterprise value / EBITDA: CY2009 $ 5.35 $ 4.77 $ 3.67 CY2010 $ 5.35 $ 4.79 $ 4.10 Price / EPS: CY2009 $ 5.35 $ 2.04 $ 2.44 CY2010 $ 5.35 $ 2.84 $ 2.61 Multiple Equity Value / Share

Potential Operational Challenges Expected growth rate for radiology IT is lower than that of the broader health care IT universe: Mature market for radiology and imaging systems Modest historical revenue growth; AMICAS CAGR of ~4% from CY2004 through CY2008 (negative for the period CY2005 to CY2008) Perception of less direct benefit from stimulus funding Continued integration risk related to the Emageon acquisition Likelihood of reimbursement cuts resulting from health care reform and/or deficit reduction initiatives Growing competition often from larger-scale competitors who are well-capitalized Increasing and disproportionate costs of operating as a small public company continue to constrain margin expansion

Competitive Pressures Market Position Strong Weak High Low Strong Weak Market Position Competitive Threat Cardiology Radiology High Low Competitive Threat

Background of the Merger Date Event Circa August 12, 2009 Thoma Bravo ("TB") expressed interest in acquiring AMICAS at a price of $4.00 cash per share in a fully guaranteed transaction. AMICAS Board rejected the $4.00 per share offer, but expressed willingness to continue discussions on improved terms. September 9, 2009 TB increased its offer to $4.75 cash per share and included a go-shop provision. September 11, 2009 AMICAS Board considered the TB $4.75 cash offer per share and interviewed four investment banking firms. After considering the offer the Board decided to reject it. September 14 - 22, 2009 TB increased its offer to $5.00 cash per share. AMICAS Board met with Raymond James ("RJ"). Board instructed AMICAS management to reject the $5.00 cash per share offer. September 23-29, 2009 AMICAS engaged RJ as its financial advisor. RJ discussed $5.00 per share offer with TB. TB submitted increased offer of $5.10 cash per share. October 5-6, 2009 TB increased its offer to $5.18 cash per share orally. RJ responded that the Board would likely view $5.18 as inadequate. TB subsequently submitted $5.30 cash per share offer. October 7-19, 2009 Board met to discuss the $5.30 cash per share offer from Thoma Bravo and determined the $5.30 price was inadequate. RJ and TB engage in numerous discussions regarding price and the terms of the offer. Board met again to formally reiterate its $5.40 cash per share request. October 27, 2009 - November 2, 2009 During regularly scheduled Board meeting price and terms of the TB offer were considered. Following Board meeting RJ and TB extensively negotiated price and terms of the agreement. November 3, 2009 TB submitted revised offer including a price of $5.35 cash per share, 30-day exclusivity, and a 45-day Go-Shop provision. After careful consideration the Board voted unanimously to accept the TB offer (AMICAS stock closed at $3.32 per share). November 5, 2009 - December 11, 2009 TB completed due diligence under exclusivity. December 24, 2009 AMICAS entered into definitive agreement with Thoma Bravo to sell 100.0% of its outstanding common stock for $5.35 cash in a fully financed deal and a 45-day Go-Shop provision allowing the Company to proactively solicit bids from 15 parties and accept an unlimited number of unsolicited bids. December 26, 2009 RJ initiated 45-day Go-Shop process (concludes February 7, 2010).

Roadmap to Completion Merger Agreement Executed December 24, 2009 Go-Shop Period Began December 24, 2009 Transaction Announced December 28, 2009 Preliminary Proxy Filed January 8, 2010 SEC Comments to Proxy Received January 13, 2010 Definitive Proxy Filed January 15, 2010 Shareholder Record Date January 15, 2010 Go-Shop Period Expiration February 7, 2010 Shareholder Meeting February 19, 2010 Estimated Closing February 19, 2010

Thoma Bravo Agreement Maximizes Shareholder Value The agreement with Thoma Bravo was fully negotiated and approved by an independent Board of Directors Attractive valuation at premium to historical trading range and peer group multiples Potential operational challenges as a stand-alone public company present execution and valuation risks AMICAS is required to announce if and when it has accepted a qualified Superior Proposal No management agreements have been negotiated to date Immediate and certain cash value to shareholders with full guarantee and specific performance provided by Thoma Bravo

Thank You Investor Presentation

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION
     This presentation, and the documents to which we refer you in this presentation, include forward-looking statements based on estimates and assumptions. There are forward-looking statements throughout this presentation in statements containing words such as “believes,” “estimates,” “continues,” “expects,” “will,” or “likelihood” or other similar words or phrases. These statements, which are based on information currently available to us, are not guarantees of future performance and may involve risks and uncertainties that could cause our actual growth, results of operations, performance and business prospects, and opportunities to materially differ from those expressed in, or implied by, these statements. These forward-looking statements speak only as of the date on which the statements were made and we expressly disclaim any obligation to release publicly any updates or revisions to any forward-looking statement included in this presentation or elsewhere. In addition to other factors and matters contained or incorporated in this document, these statements are subject to risks, uncertainties, and other factors, including, among others:
•	the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement;

•	the outcome of any legal proceedings that have been or may be instituted against AMICAS and others relating to the transaction;

•	the inability to complete the transaction due to the failure to obtain stockholder approval or the failure to satisfy other conditions to consummation of the transaction;

•	the failure of the transaction to close for any other reason;

•	risks that the proposed transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the transaction;

•	the effect of the announcement of the transaction on our customer relationships, operating results and our business generally;

•	the ability to recognize the benefits of the transaction;

•	the amount of the costs, fees, expenses and charges related to the transaction and the actual terms of certain financings that will be obtained for the transaction;
and other risks detailed in our current filings with the SEC, including our most recent filings on Forms 10-Q and 10-K. Many of the factors that will determine our future results are beyond our ability to control or predict. In light of the significant uncertainties inherent in the forward-looking statements contained herein, readers should not place undue reliance on forward-looking statements, which reflect management’s views only as of the date hereof. We cannot guarantee any future results, levels of activity, performance or achievements. The statements made in this presentation represent our views as of the date of this presentation, and it should not be assumed that the statements made herein remain accurate as of any future date. Moreover, we assume no obligation to update forward-looking statements or update the reasons that actual results could differ materially from those anticipated in forward-looking statements, except as required by law.